Exhibit 5

                 GODFREY & KAHN, S.C.
                   Attorneys at Law
                780 North Water Street
               Milwaukee, WI 53202-3590
               Telephone: (414) 273-3500
               Facsimile: (414) 273-5198


                     July 8, 1997


Manpower Inc.
5301 North Ironwood Road
Milwaukee, Wisconsin  53217

Gentlemen:

      We  have acted as your counsel in connection with
the  offer  by  Manpower Inc., a Wisconsin  corporation
(the  "Company"), of up to 1,200,000 shares  of  common
stock,  $.01 par value (the "Shares").  The Shares  are
reserved  for  issuance pursuant to the  Manpower  1990
Employee  Stock  Purchase Plan and  the  Manpower  1991
Directors  Stock Option Plan, each as amended  to  date
(collectively,  the  "Plans"),  as  described  in  each
Plan's  Prospectus (collectively, the  "Prospectuses"),
including all amendments and supplements thereto,  each
of   which   Prospectus  relates   to   the   Company's
Registration  Statement on Form S-8, to be  filed  with
the    Securities   and   Exchange   Commission    (the
"Registration Statement").

      We  have examined: (a) the Prospectuses  and  the
Registration Statement, (b) the Company's  Amended  and
Restated  Articles  of Incorporation  and  Amended  and
Restated  By-Laws,  (c)  certain  resolutions  of   the
Company's  Board  of  Directors  and  (d)  such   other
proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      Based  upon the foregoing, we are of the  opinion
that  the Shares, upon issuance in accordance with  the
terms of the Plans, will be duly authorized and validly
issued,  fully  paid and nonassessable  except  to  the
extent  provided  in  Section  180.0622(2)(b)  of   the
Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee (certain
Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof).

      We  consent  to  the use of this  opinion  as  an
exhibit  to  Registration Statement.   In  giving  this
consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                Very truly yours,

                                /s/ Godfrey & Kahn, S.C.

                                GODFREY & KAHN, S.C.